EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in registration statements of ProxyMed, Inc. and subsidiaries on Forms S-3 (File Nos. 333-58311, 333-11179, 333-34645, 33-95454, 333-77793, 333-88671 and 333-95883) and Forms S-8 (File
Nos. 333-04717, 333-50391 and 333-92905) of our report dated February 21, 2000, on our audits of the consolidated financial statements and financial statement schedule of ProxyMed, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999 which reports is included in this annual report on Form 10-K.


PricewaterhouseCoopers LLP.

Miami, Florida
March 23, 2000